UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of Earliest Event Reported): April 23, 2004





                      BRITTON & KOONTZ CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)






        Mississippi                   0-22606                     64-0665423
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)





                   500 Main Street, Natchez, Mississippi 39120
                    (Address of Principal Executive Offices)





       Registrant's Telephone Number, Including Area Code: (601) 445-5576

Item 5.  Other Events and Required FD Disclosure.

         On April 21, 2004, Britton & Koontz Capital Corporation (the "Company") issued a press release that announced the earnings for the Company for the quarter ended March 31, 2004. This press release is attached as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

                  99.1  Press Release dated April 21, 2004


Item 9. Regulation FD Disclosure. (Information in this Item 9 is being furnished pursuant to Item 12)

         The following information is being furnished under "Item 12. Disclosure of Results of Operations and Financial Condition" pursuant to interim guidance issued by the Securities and Exchange Commission on March 27, 2003, in Release No. 33-8216:

On April 21, 2004, the Company issued a press release that announced the earnings for the Company for the quarter ended March 31, 2004. This press release is attached as Exhibit 99.1 and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                            BRITTON & KOONTZ CAPITAL CORPORATION




April 23, 2004                              /s/ W. Page Ogden
                                            ____________________________________
                                            W. Page Ogden
                                            Chairman and Chief Executive Officer

                                 Exhibits Index


Exhibit
Number          Item

99.1            Press Release dated April 21, 2004

                                  EXHIBIT 99.1

Britton & Koontz Capital Corporation

500 Main Street
P O Box 1407
Natchez, MS  39121

601-445-5576
601-445-2488 Fax
http://www.bkbank.com
corporate@bkbank.com


FOR IMMEDIATE RELEASE:              FOR MORE INFORMATION:
---------------------               ---------------------
April 21, 2004                      W. Page Ogden, Chairman & CEO
for (NASDAQ/Symbol BKBK)            Bazile R. Lanneau, Jr., Vice President & CFO


       BRITTON & KOONTZ CAPITAL CORP. REPORTS FIRST QUARTER 2004 EARNINGS

         Natchez, Mississippi-- Britton & Koontz Capital Corporation today announced net income and earnings per share for the quarter ended March 31, 2004 of $624 thousand and $.29 per diluted share compared to $787 thousand and $.37 per diluted share for the period ended March 31, 2003. Mortgage fee income and gains from sales of mortgage loans decreased by $110 thousand due to a reduction in the volume of mortgage loan refinancing. The extended low interest rate environment contributed to a reduction in net interest margin from 4.43% to 3.73% for the quarter ended March 31 of 2003 and 2004, respectively, however the reduction in net interest income was mitigated by a 16% increase in average earning assets of $48 million. Non-interest expense increased $170 thousand primarily due to a $149 thousand increase in personnel expense. Core deposits remained stable and total loans increased 11%, primarily due to increases in mortgage loans.

         Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates four full service offices in Natchez, two full service offices in Vicksburg, one full service office in Madison and three full service offices in Baton Rouge. The Company recently announced the consolidation of two of its branches in the Natchez area into one newly renovated facility. As of March 31, 2004, the Company reported assets of $377.1 million and equity of $31.1 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding amounted to 2,113,087.





                                       ###



                     Britton and Koontz Capital Corporation
                              Financial Highlights
             (Unaudited-Amounts in thousands, except per share data)



                                                                 For the Three Months
                                                                    Ended March 31,
                                                     --------------------------------------

                                                          2004                  2003
                                                     --------------------------------------

Interest income                                             $ 4,835                $ 4,903
Interest expense                                             (1,578)                (1,569)
                                                     ---------------       ----------------
Net interest income                                           3,257                  3,334
Provision for loan losses                                      (120)                  (135)
                                                     ---------------       ----------------
Net interest income after
 provision for loan losses                                    3,137                  3,199
Non-interest income                                             571                    661
Non-interest expense                                         (2,946)                (2,776)
                                                     ---------------       ----------------
Income before income taxes                                      763                  1,085
Income taxes                                                   (139)                  (298)
                                                     ---------------       ----------------
Net income                                                    $ 624                  $ 787
                                                     ===============       ================

Diluted:
Net income per share                                         $ 0.29                 $ 0.37
                                                     ===============       ================
Weighted average shares outstanding                       2,119,730              2,113,974
                                                     ===============       ================








                                                       March 31,            December 31,            March 31,
                                                          2004                  2003                   2003
                                                     ---------------       ----------------        -------------

Total assets                                              $ 377,060              $ 374,406             $327,097
Cash and due from banks                                      11,869                  8,360               13,665
Investment securities                                       134,389                141,135              106,473
Net loans                                                   216,312                209,693              195,256
Deposits-interest bearing                                   202,360                195,411              210,138
Deposits-non interest bearing                                38,113                 37,523               37,656
Total deposits                                              240,473                232,934              247,794
Short-term borrowed funds                                    35,672                 54,217               11,862
Long-term borrowed funds                                     60,950                 47,844               29,845
Trust preferred securities                                    5,000                  5,000                5,000
Stockholders' equity                                         31,078                 30,197               29,876
Book value (per share)                                      $ 14.71                $ 14.29              $ 14.14
Total shares outstanding                                  2,113,087              2,113,087            2,113,087

